SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                             SHARES PURCHASED        AVERAGE
                     DATE            SOLD(-)         PRICE(2)


COMMON STOCK-DYNAMICS CORP

          GABELLI INTERNATIONAL LTD
                   4/21/97              500-           44.5000

          GABELLI FUNDS, INC.

               THE GABELLI SMALL CAP GROWTH FUND
                  4/02/97            2,000-           38.6987
                  3/31/97            3,000-           37.1988

               THE GABELLI CAPITAL ASSET FUND
                  3/31/97            1,500-           37.1988

          GAMCO INVESTORS, INC.
                  4/23/97            5,000-           44.1250
                  4/21/97            1,800-           44.1250
                  4/03/97            2,000-           39.1250
                  4/02/97            1,500-           38.9643
                  4/02/97            2,000-           38.9643
                  4/01/97            2,500            37.2985
                  4/01/97              500-           38.8333
                  4/01/97            2,500-           37.3385
                  4/01/97            4,200            37.2985
                  4/01/97            1,000-           38.8333
                  4/01/97            4,700-           37.3385
                  3/31/97            4,200-           37.2985
                  3/31/97            2,500-           37.2985


(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL
    OWNERSHIP.





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